EXHIBIT 99.1

Syros Pharmaceuticals Announces 2017 Strategic Priorities and Goals

2016 Accomplishments Put Company on Track to Achieve Significant 2017 Clinical Milestones

Initial Data Readout from Ongoing Phase 2 Clinical Trial of SY-1425, Its First-in-Class Selective RARa Agonist, in Subsets of AML and MDS Patients Expected in Fall of 2017

SY-1365, Its First-in-Class Selective CDK7 Inhibitor, Expected to Advance into Phase 1 Clinical Trial in First Half of 2017

Company Also Reveals New Preclinical Program

CAMBRIDGE, Mass., January 9, 2017 – Syros Pharmaceuticals (NASDAQ: SYRS), a biopharmaceutical company pioneering the development of medicines to control the expression of disease-driving genes, today outlined its strategic plan and goals, including expected research and development milestones, for 2017. The plan outlines three strategic priorities:

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Aggressively advancing its two lead programs, SY-1425, a first-in-class selective retinoic acid receptor alpha (RARa) agonist in genomically defined subsets of acute myeloid leukemia (AML) and myelodysplastic syndrome (MDS), and SY-1365, a first-in-class potent and selective cyclin-dependent kinase 7 (CDK7) inhibitor in solid tumors and acute leukemias;

•	Enhancing and leveraging its proprietary gene control platform to further expand its pipeline in cancer, including immuno-oncology and rare cancers, and in autoimmune and rare genetic diseases; and
•	Building on the Company’s strong financial, leadership and cultural fundamentals.

“2016 was a year of tremendous progress as we transitioned Syros to a clinical-stage and publicly listed company and continued to build our research platform and organization,” said Nancy Simonian, M.D., chief executive officer of Syros. “These accomplishments lay the groundwork for a breakthrough 2017, putting us on track to achieve an initial data readout for our first clinical program, advance our second program into clinical development, and expand our preclinical pipeline. Reaching these milestones, together with the experience of our team and our leadership in the rapidly advancing science of Genomics 3.0, will bring us closer to our aspiration of providing a profound and durable benefit for patients with diseases that have eluded other genomic-based approaches.”

The Company’s key 2017 goals include:

SY-1425

•	Presenting initial clinical data in the fall of 2017 from the ongoing Phase 2 clinical trial in AML and MDS patients with a novel RARA biomarker discovered by Syros;
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Initiating combination dosing in the ongoing Phase 2 trial to explore the safety and efficacy of SY-1425 when combined with azacitidine, a standard-of-care therapy, in newly diagnosed AML patients 60 years of age or older who are not suitable candidates for standard chemotherapy; and

•	Expanding clinical development into Europe.

SY-1365

•	Initiating a Phase 1 clinical trial in patients with transcriptionally driven solid tumors, including ovarian, triple negative breast and small cell lung cancers, in the first half of 2017.

Platform and Early-Stage Pipeline

•	Advancing at least one of the Company’s four preclinical programs to support an IND filing in 2019, keeping the Company on track to achieve its goal of filing at least one IND every other year; and
•	Applying its gene control platform to offer a new approach in rare cancers and genetic diseases.

Company Building

•	Establishing at least one strategic collaboration around its platform or programs; and
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Managing cash-based operating expenses on a non-GAAP[1] basis to approximately $50 million, allowing the Company to invest across its programs and platform in order to reach key value-driving milestones.

In addition to announcing its 2017 goals, Syros also revealed for the first time today that it has advanced an oral CDK7 inhibitor program into preclinical development.

The Company’s 2016 accomplishments also include:

SY-1425

•	Receiving IND clearance and initiating the Phase 2 clinical trial in relapsed or refractory AML and high-risk MDS patients with the RARA biomarker.
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Expanding the Phase 2 trial to include newly diagnosed AML patients 60 years of age and older who are not suitable candidates for standard chemotherapy and lower-risk transfusion-dependent MDS patients, following approval of an Investigational Device Exemption (IDE) for a laboratory-based blood test to detect proprietary biomarkers discovered using the Company’s platform.

SY-1365

•	Successfully completing IND-enabling studies, including Good Laboratory Practice (GLP) toxicology studies.

Platform and Early-Stage Pipeline

•	Advancing four preclinical programs, including the oral CDK7 inhibitor program and a previously disclosed cyclin-dependent kinase 12/13 (CDK12/13) inhibitor program.
•	Validating multiple new drug targets in breast cancer, AML, immuno-oncology and lupus.
•	Generating novel biological insights for drug discovery by applying its platform in additional cancers, immuno-oncology, and autoimmune and neurological diseases.

Company Building

•	Raising $97.5 million in gross proceeds from a private financing and initial public offering.
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Ending the year with more than $83 million in cash, cash equivalents and marketable securities[2], which the Company believes will be sufficient to fund its operating expenses and capital expenditure requirements into mid-2018.

•	Building out the Company’s chemistry, drug development and immunology teams.
•	Strengthening the leadership team and board of directors.

“In just three years, we’ve grown from a research-driven startup to a clinical-stage company with multiple programs in the pipeline,” said Dr. Simonian. “What we’ve achieved is a testament to the power of our platform and the commitment of our team as we strive to advance a new wave of medicines that control the expression of disease-driving genes and continue to create value for patients, employees and shareholders.”

About Syros Pharmaceuticals

Syros Pharmaceuticals is pioneering the understanding of the non-coding region of the genome to advance a new wave of medicines that control expression of disease-driving genes. Syros has built a proprietary platform that is designed to systematically and efficiently analyze this unexploited region of DNA in human disease tissue to identify and drug novel targets linked to genomically defined patient populations. Because gene expression is fundamental to the function of all cells, Syros’ gene control platform has broad potential to create medicines that

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[1]	Expected cash-based non-GAAP operating expenses exclude stock-based compensation and depreciation expense the Company anticipates recording in 2017.
[2]	Cash, cash equivalents and marketable securities at December 31, 2016 are unaudited and preliminary.

achieve profound and durable benefit across a range of diseases. Syros is currently focused on cancer and immune-mediated diseases and is advancing a growing pipeline of gene control medicines. Syros’ lead drug candidates are SY-1425, a selective RARa agonist in a Phase 2 clinical trial for genomically defined subsets of patients with acute myeloid leukemia and myelodysplastic syndrome, and SY-1365, a selective CDK7 inhibitor with potential in a range of solid tumors and blood cancers. Led by a team with deep experience in drug discovery, development and commercialization, Syros is located in Cambridge, Mass.

Syros Corporate Presentation

From time to time, Syros intends to conduct meetings with third parties in which its current corporate slide presentation is presented. A copy of this slide presentation is available on the News & Investors section of the Syros website at www.syros.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding: the Company’s 2017 clinical and scientific goals, which include presentation of initial clinical data for SY-1425, expansion of SY-1425 clinical development to Europe and in combination with another agent, filing of an IND and initiation of clinical development of SY-1365, progress in the Company’s preclinical programs and advancements in its platform, and the ability to establish a strategic collaboration; the benefits of the Company’s gene control platform; the Company’s estimated cash and investments balance as of December 31, 2016; the Company’s anticipated non-cash operating expenses for the year ended December 31, 2017; and the period of time for which the Company expects to have capital to fund its planned operations. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: Syros’ ability to: advance the development of its programs, including SY-1425 and SY-1365, under the timelines it projects in current and future clinical trials; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; replicate scientific and non-clinical data in clinical trials; successfully develop a companion diagnostic test to identify patients with biomarkers associated with the RARA super-enhancer; obtain and maintain necessary regulatory approvals; identify, enter into and maintain collaboration agreements with third parties; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies; risks described under the caption “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which is on file with the Securities and Exchange Commission; and risks described in other filings that the company makes with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Syros expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Media Contact:

Naomi Aoki

Syros Pharmaceuticals, Inc.

617-283-4298

naoki@syros.com

Investor Contact:

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannahd@sternir.com